EXHIBIT 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces $9.7 Billion 2014 Wholesale Distribution Sales;
87% of Realty Capital Securities Active Selling Agreements in Place

$270 Million of Equity Raised in December 2014 Exceeding Expectations;

Sees Continued Improvement in Equity Sales Across Platform,

Expects Return to Normalized Equity Sales Run-Rate in First Quarter 2015

$1.1 billion of Equity Raised in Fourth Quarter 2014
Through 31 Direct Investment Programs

New York, New York, January, 5, 2015 – RCS Capital Corporation (NYSE: RCAP) (“RCS Capital” or the “Company”) announced today that its wholesale broker dealer subsidiaries, Realty Capital Securities, LLC, (“Realty Capital Securities”), SC Distributors (“Strategic Capital”) and The Hatteras Funds, raised $9.7 billion for calendar year 2014, maintaining its leading market share for non-traded investment programs. The Company also announced that it raised $270 million in the month of December, exceeding expectations, and that it is seeing steady improvement in sales across its platform. In the fourth quarter 2014, the Company raised $1.1 billion through 31 direct investment programs and mutual funds that its subsidiaries distribute.

Additionally, RCS Capital announced that 123 of its previously suspended selling agreements had been reinstated to date. Between those reinstated selling agreements and those that were never suspended, Realty Capital Securities ended 2014 with 87% of its active selling agreements in place. The Company noted that several programs previously distributed on the Realty Capital Securities platform successfully completed their equity raises and were closed for new sales since October 30, 2014, and are no longer available. As such, those selling agreements will not be reinstated.

Realty Capital Securities currently has an industry leading 1,097 active selling agreements and works with over 325 broker dealers and registered investment advisors or “RIA’s” to distribute alternative investment solutions. The further integration of Strategic Capital’s unaffiliated programs has allowed the Company to expand its distribution. Inclusive of programs distributed by Strategic Capital, the Company currently has 1,487 active selling agreements. As such, over 90% of the combined Realty Capital Securities and Strategic Capital prior selling group are currently able to sell products distributed on each of their platforms. This is indicative of the benefits and the value broker dealers, financial advisors and their clients see in the alternative investment offerings supplied by these platforms.

“With $9.7 billion in total equity raised for 2014, and $270 million raised in December, we believe our strong sales figures further demonstrate the confidence the market and our selling group members and advisors have in our platform and products,” commented Michael Weil, Chief Executive Officer of RCS Capital. “With 87% of active selling agreements already back in place and additional reinstatements anticipated, we expect overall capital raising to continue increasing steadily and return to a more normalized run rate in the first quarter of this year. We are also pleased to see that the positive momentum in our wholesale business is matched by solid progress across our retail platform, with expected retail synergies of $57 million to $65 million in place as of January 1st, coupled with strong retail advisor retention rates and a robust recruiting pipeline. Driven by our Investor First philosophy, we intend to capitalize on what we believe to be robust and growing demand among retail investors for high-quality direct investment solutions by offering differentiated investment strategies to facilitate a balanced portfolio mix.”

Mr. Weil continued, “Additionally, we could not be more pleased that Bill Dwyer, a 30-year veteran and industry leader, has seamlessly integrated with our team and culture to become Realty Capital Securities’ Chief Executive Officer since his appointment four months ago. Supported by the continued reinstatement of selling agreements, I am confident that Bill and his team will be able to fully hit their stride in the New Year and successfully execute on our strategic plans to further expand Realty Capital Securities’ leading market position.”

"We are pleased to see the continuing confidence and appreciation for our platform from the market as demonstrated by the nearly 1,500 total selling agreements[1] we have in place, and we expect that most of our selling agreements will be reinstated throughout the first quarter,” said Bill Dwyer, Chief Executive Officer of Realty Capital Securities. “We place tremendous value in our relationships with the hundreds of firms and thousands of advisors that work with us each and every day to better serve the retail investor. We are also very proud of the diverse list of alternative investment solutions we represent for sponsor firms. We greatly appreciate their desire to leverage our industry leading distribution force to professionally represent their offerings, and we look forward to continuing to work with our partners.”

Mr. Dwyer added, "Through focused execution, December sales exceeded our expectations despite interruptions from the holidays, and, in the process, further increasing our industry leading market share position. We believe we will meet and exceed our clients’ demands, providing products that offer lower correlations to the traded markets, instill a high degree of confidence across the investor community, and importantly, consistent returns for investors, their financial advisors and broker dealers."

Mr. Dwyer concluded, “I would also like to thank Mike Weil for his unwavering support during my transition into the CEO role. Mike has positioned Realty Capital Securities as the unrivaled industry leader continuing to offer high-quality, differentiated products to our growing base of selling firms. We believe the Company’s business fundamentals remain stronger than ever, and I am excited to begin executing on our 2015 strategy that will capitalize on the tremendous opportunities ahead.”

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCS Capital’s business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," "look forward" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCS Capital’s ability to consummate our pending acquisitions of additional businesses. Additional factors that may affect future results are contained in RCS Capital’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCS Capital undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

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[1] Inclusive of Strategic Capital

Media Inquiries:	Investor Inquiries:
Jonathan Keehner Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher jKeehner@joelefrank.com msiddig@joelefrank.com (212) 355-4449	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (646) 937-6903